EXHIBIT 10.2







                         LOAN AGREEMENT

                         BY AND BETWEEN





                  INDEPENDENT BANKSHARES, INC.

                               AND

            BOATMEN'S FIRST NATIONAL BANK OF AMARILLO





                        JANUARY 23, 1997

                         LOAN AGREEMENT

                        TABLE OF CONTENTS


ARTICLE 1.  GENERAL TERMS ...................................... 1

     1.1    Terms Defined Above ................................ 1
     1.2    Certain Definitions ................................ 1
     1.3    Accounting Principles .............................. 5

ARTICLE 2.  AMOUNTS AND TERMS OF LOANS ......................... 5

     2.1    The Loans and Commitments .......................... 5
     2.2    Payment Procedure .................................. 5
     2.3    Interest Rate ...................................... 6
     2.4    Prepayment ......................................... 6
     2.5    Business Days ...................................... 6

ARTICLE 3.  COLLATERAL.......................................... 6

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES ..................... 7

     4.1    Corporate Existence ................................ 7
     4.2    Corporate Power and Authorization .................. 7
     4.3    Binding Obligations ................................ 7
     4.4    No Legal Bar or Resultant Lien ..................... 7
     4.5    No Consent ......................................... 8
     4.6    Financial Statements ............................... 8
     4.7    Investments and Guaranties ......................... 8
     4.8    Liabilities; Litigation ............................ 8
     4.9    Taxes; Governmental Charges ........................ 8
     4.10   Title to Properties ................................ 8
     4.11   Defaults ........................................... 9
     4.12   Use of Proceeds; Margin Stock ...................... 9
     4.13   Compliance with the Law ............................ 9
     4.14   No Misstatement .....................................9
     4.15   Subsidiaries ........................................9
     4.16   Location of Business and Offices ....................9
     4.17   Fiscal Year .........................................10
     4.18   Agreements ..........................................10

ARTICLE 5.  AFFIRMATIVE COVENANTS ..............................10

     5.1    Financial Statements and Reports ...................10

            (a)  Annual Reports ................................10
            (b)  Quarterly Reports .............................10
            (c)  Audit Reports .................................11
            (d)  Other Reports .................................11

     5.2    Quarterly Certificates of Compliance ...............11
     5.3    Taxes and Other Liens ..............................11
                                i

     5.4    Maintenance ........................................12
     5.5    Further Assurances .................................12
     5.6    Performance of Obligations .........................12
     5.7    Reimbursement of Expenses ..........................12
     5.8    Insurance ..........................................12
     5.9    Right of Inspection ................................13
     5.10   Notice of Certain Events ...........................13

ARTICLE 6.  NEGATIVE COVENANTS .................................14

     6.1    Debt ...............................................14
     6.2    Liens ..............................................14
     6.3    Investments, Loans and Advances ....................14
     6.4    Dividends, Distributions and Redemptions ...........14
     6.5    Nature of Business .................................15
     6.6    Acquisitions and Mergers ...........................15
     6.7    Sale of Assets .....................................15
     6.8    Proceeds of Notes ..................................15
     6.9    Purchase of Assets .................................15
     6.10   Judicial Actions ...................................15
     6.11   Minimum Capital ....................................15
     6.12   Minimum Capital to Assets Ratio ....................15
     6.13   Maximum Classified Assets ..........................15
     6.14   Minimum Income .....................................16
     6.15   Non Performing Loans ...............................16
     6.16   Non Performing Assets ..............................16

ARTICLE 7.  EVENTS OF DEFAULT ..................................16

     7.1    Events .............................................16

            (a)  Payments ......................................16
            (b)  Representations and Warranties ................16
            (c)  Covenants .....................................16
            (d)  Other Security Instrument Obligations .........16
            (e)  Involuntary Bankruptcy or Other Proceedings ...16
            (f)  Voluntary Petitions, etc. .....................17
            (g)  Discontinuance of Business ....................17
            (h)  Undischarged Judgments ........................17
            (i)  Default on Other Agreements ...................17
            (j)  Material Adverse Effect .......................17
            (k)  Shares ........................................17
            (l)  Dividends .....................................18

     7.2    Remedies ...........................................18
     7.3    Right of Set-off ...................................18
     7.4    Collateral .........................................18
     7.5    Bank Not in Control ................................19
     7.6    Diminution in Value of Collateral ..................19
     7.7    Delegation of Duties and Rights ....................19

ARTICLE 8.  CONDITIONS OF LENDING ..............................19

     8.1    Loans ..............................................19

            (a)  Notes .........................................19
            (b)  Secretary's Certificates ......................19
            (c)  Security Instruments ..........................20
            (d)  No Default ....................................20
            (e)  Representations and Warranties ................20
            (f)  No Material Adverse Change ....................20
            (g)  Other .........................................20

ARTICLE 9.  MISCELLANEOUS ......................................20

     9.1.   Notices ............................................20
     9.2    Amendments and Waivers .............................21
     9.3    Invalidity .........................................21
     9.4    Survival of Agreements .............................21
     9.5    Successors and Assigns .............................21
     9.6    Renewal, Extension or Rearrangement ................22
     9.7    Waivers ............................................22
     9.8    Cumulative Rights ..................................22
     9.9    Time ...............................................22
     9.10   Singular and Plural ................................22
     9.11   Construction .......................................22
     9.12   Interest ...........................................22
     9.13   References .........................................23
     9.14   Taxes, Etc. ........................................23
     9.15   Governmental Regulation ............................23
     9.16   Titles of Articles, Sections and Subsections .......23
     9.17   Counterparts .......................................24
     9.18   Entirety ...........................................24

SIGNATURES .....................................................25

                            EXHIBITS

Note ....................................................Exhibit A

Certificate of Compliance ...............................Exhibit B

Opinion of Counsel ......................................Exhibit C

                         LOAN AGREEMENT

     This Loan Agreement ("Agreement") made and effective as of January 23, 1997, between INDEPENDENT BANKSHARES, INC. A Texas corporation (the "Borrower"), whose address is 547 Chestnut, Abilene, Texas 79604 and BOATMEN'S FIRST NATIONAL BANK OF AMARILLO, a national banking association, (the "Bank"), whose address is P.
O. Box 1331, Amarillo, Potter County, Texas 79180, evidences that the Borrower desires to borrow from the Bank and the Bank desires to loan to the Borrower certain funds on the terms and conditions hereinafter specified and that therefore, in consideration of the premises and of the mutual covenants and obligations specified in this Agreement, the parties to the Agreement agree as follows:

                            ARTICLE 1

                          GENERAL TERMS

     1.1 Terms Defined Above.  As used herein, the terms
"Borrower" and "Bank" shall have the meanings indicated above.

     1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Agreement" shall mean this Loan agreement, as the same from time to time may be amended or supplemented.

          "Bank Liens" shall mean Liens in favor of the Bank securing all or any of the Indebtedness, including, but not limited to, rights in any Collateral created in favor of the Bank, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

          "Base Rate" shall mean the rate of interest established by Boatmen's First National Bank of Amarillo, Amarillo, Texas, from time to time as its general reference rate, whether or not actually charged in each instance.

          "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Amarillo, Texas.

          "Cash Flow" shall mean for any period the Borrower's net profit after provision for federal income tax less any items of income which are of a non-recurring nature.

          "Classified Assets" shall mean the sum of all assets of FSBA which are classified as substandard, doubtful or as a loss by any examiner of the Comptroller of the Currency, Federal Deposit Insurance, Corporation, Federal Reserve, any other regulatory authority, or by Bank or a third party pursuant to Section 5.9 hereof.

          "Collateral" shall mean all property which is subject to Bank Liens pursuant to Article 3 hereof.

          "Commitments" shall mean, collectively, the obligations of the Bank to make loans to the Borrower pursuant to Section
     2.1 hereof.

          "Debt" shall mean, for any Person, without duplication:
     (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property of services for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (ii) all obligations of such Person under leases which shall have been, or should have been, in accordance with generally accepted accounting principles in effect on the date of this Agreement, recorded as capital leases for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss.

          "Default" shall mean the occurrence of any of the events specified in section 7.1 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "Event of Default" shall mean the occurrence of any of the events specified in section 7.1 hereof, whether or not any requirement for notice or lapse of time of any condition precedent has been satisfied.

          "Financial Statements" shall mean the financial statements of the Borrower described or referred to in
     Section 4.6 hereof.

          "FSBA" shall mean First State Bank, N.A. Abilene, Texas

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or other instrumentality of any of them, which exercises jurisdiction over the Borrower or any of its property.

          "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note or on other Indebtedness, as the case may be, under laws applicable to the Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Texas Revised Civil Statutes Art, 5069-1.4 of determining the Highest Lawful Rate, the Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Bank's right to subsequently change such method in accordance with applicable law.

          "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Bank in connection with the Notes or this Agreement, and all other liabilities of the Borrower to the Bank from time to time existing, whether in connection with this or other transactions.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

          "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of the Borrower to carry out its or his business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its or his obligations under the Notes, this Agreement or Security Instruments on a timely basis.

          "Notes" shall mean, collectively, the Advancing Note/Term Note together with any and all renewals, extensions for any period, increases or rearrangements of said promissory notes.

          "Permitted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action by or on behalf of the Borrower, (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations, and (iii) vendors', carriers', warehousemen's, repairmen's, mechanic's, workmen's, materialmen's, construction or improvement of any property in respect of obligations which are not yet due.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Security Instruments" shall mean the instruments described in section 8.1 (c) of this Agreement and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Notes.

          "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Borrower and/or one or more of its subsidiaries.

          "Term Commitment" shall mean the commitments of the Bank to make the Term Loan provided for in Section 2.1 of this Agreement.

          "Term Loan" shall mean the loan made by the Bank pursuant to the Term Commitment of the Bank as set forth in Section 2.1 of this Agreement.

          "Term Note" shall mean the promissory note of the Borrower described in Section 2.1 hereof and being in the form of the note attached as Exhibit A hereto.

          "Advancing Loan" shall mean the loan made by the Bank pursuant to the Term Commitment of the Bank as set forth in
     Section 2.1 of this Agreement.

          "UCC" means the Uniform Commercial Code as enacted by the State of Texas or other applicable jurisdiction, as amended.

     1.3 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles applied on a basis consistent with those reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.

                            ARTICLE 2

                   AMOUNTS AND TERMS OF LOANS

     2.1 THE LOANS AND COMMITMENTS. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Bank agrees to make the following loan to the Borrower:

          ADVANCING LOAN.
     The Bank agrees to make a loan to the Borrower in the amount of $1,200,000.00 which shall be evidenced by the Borrower's issuance, execution and delivery of the Note dated as of the date of such loan. The Note shall be due and payable as provided therein. Principal and all accrued interest shall be finally due and payable on April 23, 1997. The Loan is an advancing loan and shall not be construed as a revolving line of credit as reborrowings are not permitted.

     At maturity of the Advancing Note, Bank agrees to renew the Advancing Note into a Term Note, in an amount not to exceed the outstanding balance. The term note will be repaid in equal annual installments over a seven year period. Interest will be payable quarterly.

     2.2 PAYMENT PROCEDURE. All payments and prepayments made by the Borrower under the Notes or this Agreement shall be made to the Bank at its office at the address indicated in the first paragraph of this Agreement and shall be made in immediately available funds in Amarillo, Texas prior to 3:00 o'clock p.m., Amarillo time, on the date that such payment is required or permitted to be made.
Any payment received by the Bank after 3:00 o'clock p.m., Amarillo time, on any day shall be considered for all purposes (including the calculation of interest, to the extent permitted by applicable law) as having been made on the next following Business Day.

     2.3 INTEREST RATE. Prior to maturity, the unpaid principal amount of the Note shall bear interest at a rate per annum equal to the lesser of (a) the Base Rate calculated as if a year consisted of 360 days, with adjustments in such varying rate of interest to be made as and when the Base Rate changes, or (b) the Highest Lawful Rate. From and after maturity, the unpaid principal amount of the Notes shall, respectively, bear interest at the Highest Lawful Rate. No notice shall issue to Borrower when the Base Rate or Highest Lawful Rate may change.

     2.4 PREPAYMENT. The Borrower may at its option prepay any of the Notes either in whole at any time, or in part from time to time, without premium or penalty, but with accrued interest to the date of prepayment on the amount being prepaid. All partial prepayments of principal of the Notes shall be applied to the principal installments in the inverse order of maturity; provided, however, that at Borrower's option, it may prepay at anytime principal in an amount not to exceed the principal amount of the installment next coming due on the note and have such prepayment applied to the reduction of the principal of that next due installment.

     2.5 BUSINESS DAY. If the date of any payment of principal or interest on any of the Notes falls on a day which is not a Business Day, then for all purposes of such Note and this Agreement the same shall be deemed to have fallen on the next following Business Day and such extension of time shall in such case be included in the computation of payment of interest for the period for which such payment is due and not included for the period for which the next such payment is due.

                            ARTICLE 3

                           COLLATERAL

     To secure full and complete payment and performance of the Indebtedness, Borrower shall cause to be granted and conveyed to, and create in favor of, the Bank, Bank Liens in, to and on all of the following items and types of property:

          (a) 250,000 shares of common stock of FSBA and all other stock in said bank now owned or hereafter acquired by Borrower or any entity owned or controlled by Borrower, together with all cash and stock dividends and splits declared thereon;

          (b) 1,000 shares of common stock of Independent Financial, Corp. and all other stock in said Bank now owned or hereafter acquired by Borrower or any entity owned or controlled by Borrower, together with all cash and stock dividends and splits declared thereon;


          (c) All replacements, accessions, substitutions and proceeds of any of the above.



                            ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES

     As a material inducement to the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the Notes) that:

     4.1 CORPORATE EXISTENCE. The Borrower is a corporation duly organized and legally existing under the laws of the State of Texas and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted makes such qualification necessary or advisable.

     4.2 CORPORATE POWER AND AUTHORIZATION. The Borrower is duly authorized and empowered to create and issue the Notes; and to execute, deliver and perform this Agreement and the Security Instruments and all corporate action on the Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Security Instruments has been duly and effectively taken.

     4.3 BINDING OBLIGATION. This Agreement, the Notes and the Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Borrower enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or other similar law affecting the enforceability of creditors' rights.

     4.4 NO LEGAL BAR OR RESULTANT LIEN. This Agreement, the Notes and the Security Instruments do not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Borrower, or any contract, agreement, instrument or Governmental Requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any properties of the Borrower other than in favor of the Bank.

     4.5 NO CONSENT. The Borrower's execution, delivery and performance of this Agreement and the Notes and the Security Instruments do not require the consent or approval of any other Person which has not been previously obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

     4.6 FINANCIAL STATEMENTS. The annual financial statements of the Borrower for Borrower's fiscal year ended December 31, 1995 (including any related schedules or notes) which have been delivered to the Bank, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition and changes in financial position of the Borrower as of the date or dates and for the period or periods stated (subject only to normally year-end audit adjustments with respect to such unaudited interim statement). No material change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of the Borrower.

     4.7  INVESTMENTS AND GUARANTIES.  At the date of this
Agreement, the Borrower has not made investments in, advances to or guaranties of the obligations of any Person not otherwise disclosed in the Financial Statements.

     4.8 LIABILITIES; LITIGATION. Except for liabilities incurred in the normal course of business, the Borrower has no (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements. At the date of this Agreement, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by insurance. To the best of the Borrower's knowledge, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law or governmental regulation or otherwise relative to the business or properties of the Borrower.

     4.9 TAXES: GOVERNMENTAL CHARGES. The Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its properties or income which are due and payable, including interest and penalties,or has provided adequate reserves for the payment thereof.

     4.10 TITLE TO PROPERTIES. The Borrower has good and marketable title to all of its properties, free and clear of all Liens except Permitted Liens, and has full authority to create Bank Liens thereon.

     4.11 DEFAULTS. The Borrower is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default by the Borrower under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement evidencing or pertaining to any Debt of the Borrower, or under any agreement or instrument to which the Borrower is a party or by which the Borrower is bound. No Default hereunder has occurred or is continuing.

     4.12 USE OF PROCEEDS: MARGIN STOCK. The proceeds of the loan made pursuant to Section 2.1 and evidenced by the Notes will be used by the Borrower to purchase outstanding shares of Crown Park Bancshares. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Borrower nor any person acting on behalf of the Borrower has taken or will take any action which might cause the Notes or any of the Security Instruments to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     4.13 COMPLIANCE WITH THE LAW. The Borrower is not in violation of any Governmental Requirement and has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its properties or the conduct of its business.

     4.14 NO MISSTATEMENT. No information, exhibit or report furnished to the Bank by the Borrower in connection with the negotiation of this Agreement contains any misstatement of fact or omitted to state any fact necessary to make the statement continued therein not misleading.

     4.15 SUBSIDIARIES. Borrower has no Subsidiaries, other than FSBA and Independent Financial, Corp., a Delaware Corporation.

     4.16 LOCATION OF BUSINESS AND OFFICE. The Borrower's principal place of business and chief executive offices are located at the address indicated in the initial paragraph of this Agreement.

     4.17 FISCAL YEAR. Borrower's fiscal year ends December 31 of each calendar year.

     4.18 AGREEMENTS. Borrower has furnished to Bank copies of all buy-sell agreements, stock redemption agreements and all other agreements and contracts involving the stock of FSBA.


                            ARTICLE 5

                      AFFIRMATIVE COVENANTS

     As a material inducement to the Bank to enter into this Agreement, the Borrower agrees that it will at all times comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness or the Commitments are outstanding.

     5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Borrower as the Bank may reasonably request, including but not limited to:

          (a) ANNUAL REPORTS - promptly after becoming available and in any event within ninety (90) days after the close of each fiscal year of the Borrower:

                (i)  the annual report of Borrower; and

               (ii) the Form 10-K of Borrower, if Borrower is required to file such reports pursuant to applicable law; and

              (iii)  the annual call report of FSBA.

          (b) QUARTERLY REPORTS - promptly after becoming available and in any event within forty-five (45) days after the end of each calendar quarter:

                 (i)  the Form 10-Q of the Borrower as of the
            end of such quarter, if Borrower is required to file such reports pursuant to applicable law.

                (ii) copies of the call report for FSBA for the previous quarter;

               (iii) a list of all Classified Assets of FSBA or assets which are on a watch list showing any loan loss reserves allocated to each such loan;

                (iv)  a list of non-performing assets of FSBA
            showing the amount carried on each bank's book's respectively, and any loan loss reserves allocated by bank in connection therewith.

          (c) REPORTS - promptly upon receipt thereof, each other report submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or FSBA;

          (d) OTHER REPORTS - promptly upon their becoming available, each financial statement, report or notice sent by the Borrower to its stockholders and all Federal Reserve reports of FSBA or Borrower, including, but not limited to, any
     FRY-6, FRY-6A, FRY-9LP, FRY-9C and any   agreement, order or
     decree issued by the Federal Reserve (or regional bank), the FDIC, or the Comptroller of the Currency under which FSBA may operate now or in the future.

     5.2 QUARTERLY CERTIFICATES OF COMPLIANCE. On or before the forty-fifth (45th) day following the end of each calendar quarter (or the first Business Day thereafter), the Borrower will furnish or cause to be furnished to the Bank a certificate in the form attached as Exhibit B hereto signed by a principal financial officer of the Borrower (i) stating that a review of the activities of the Borrower has been made under his supervision with a view to determining whether the Borrower has fulfilled all obligations under this Agreement, the Notes and the Security Instruments and that all representations made herein or therein continue to be true and correct (or specifying the nature of any change), or if the Borrower shall be in Default, specifying any Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of the Borrower with any of its representations or obligations under such instruments;
(iii) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

     5.3 TAXES AND OTHER LIENS. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the property of the Borrower; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower, and if the Borrower shall have set up reserves therefore adequate under generally accepted accounting principles.

     5.4 MAINTENANCE. The Borrower will (i) maintain its corporate existence and all of its rights and franchises, and (ii) observe and comply with all Governmental Requirements.

     5.5 FURTHER ASSURANCES. The Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will promptly execute and deliver to the Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement, or the Security Instruments or to correct any omissions in the Security Instruments, or more fully to state the obligations set out herein or in any of the Security Instruments.

     5.6 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

     5.7 REIMBURSEMENT OF EXPENSES. The Borrower will pay all reasonable legal fees incurred by the Bank in connection with the preparation of this Agreement and any and all other Security Instruments contemplated hereby (including any amendments hereto and thereto or consents or waivers hereunder or thereunder). The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement or any other Security Instrument, or to collect the Notes, or to enforce the rights of the Bank under this Agreement or any other Security Instrument, which amounts will include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matter, together with interest at the post-maturity rate specified in section 2.3 above on each such amount from the date of written demand or request by the Bank for reimbursement until the date of reimbursement to the Bank.

     5.8 INSURANCE. The Borrower will cause FSBA to maintain and continue to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. The Borrower will furnish or cause to be furnished to the Bank prior to funding and from time to time a summary of the insurance coverage of FSBA in form and substance satisfactory to the Bank and if requested will furnish the Bank copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to the properties of the Borrower, the proceeds of such policies shall be used at the option of the Borrower (i) to repair or replace the damaged property, or (ii) to prepay the Indebtedness.

     5.9 RIGHT OF INSPECTION. The Borrower will permit any officer, employee or agent of the Bank to visit and inspect any of the properties of the Borrower and FSBA, examine the Borrower's and FSBA's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officer, accountants and auditors, all at such reasonable times and as often as the Bank may reasonably desire. Further, Borrower shall allow Bank to conduct an annual, detailed review of FSBA's loan portfolio. If, after Bank's examination of FSBA's loan portfolio, Bank's calculation of Classified Assets exceeds FSBA's and BFNB's internal classification by more than 20 percent, and such classification would cause an Event of Default hereunder, then a third party acceptable to Borrower and Bank shall be appointed to appraise and classify FSBA's loan portfolio.

     5.10 NOTICE OF CERTAIN EVENTS. The Borrower shall promptly notify the Bank if the Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or of any security (as defined in the Securities Act of 1933, as amended) of the Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower or of any security (as defined in the Securities Act of 1933 as amended) of the Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower by specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; (iii) any material legal, judicial or regulatory proceedings affecting the Borrower; (iv) any dispute between the Borrower and any governmental or regulatory body; (v) any event or condition having a Material Adverse Effect; (vi) any event which could cause Borrower's assets on a consolidated basis to decline by 10% or more; (vii) any litigation shall be commenced against Borrower which, together with court costs and attorneys's fees could result in a liability in excess of $50,000.00.

                            ARTICLE 6

                       NEGATIVE COVENANTS

     As a material inducement to Bank to enter into this Agreement, the Borrower agrees that it will at all times comply with the covenants contained in this Article 6, from the date hereof and for so long as any part of the Indebtedness is outstanding.

     6.1 DEBT. Without the prior written consent of Bank, the Borrower will not incur, create, assume or suffer to exist any Debt, except:

          (a)  the Note;

          (b) accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business and which are not (i) in excess of ninety (90) days past the invoice or billing date or (ii) being disputed by the Borrower in good faith by appropriate proceedings, diligently conducted; and

          (c) leases associated with data processing, automated teller machines and/or subsidiary branch locations.

     6.2 LIENS. The Borrower will not create, incur, assume or permit to exist any Lien upon any of its properties (now owned or hereafter acquired), except for the Bank Liens and Permitted Liens.

     6.3 INVESTMENTS, LOANS AND ADVANCES. The Borrower will not make or permit to remain outstanding any loans or advances to or for investments in any Person, except that the foregoing restrictions shall not apply to:

          (a)  investments in direct obligations of the United
     States of America or any agency thereof;

          (b) investments in certificates of deposit of the Bank of maturities less than one year, or issued by other commercial banks in the United States; and

          (c)  investments in overnight federal funds transactions.

     6.4 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. So long as Borrower's debt to Bank exceeds $1,200,000, Borrower, without the written consent of Bank, will not declare or pay any dividend (other than dividends on preferred stock), purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders as such. Once Borrower's debt to Bank has been reduced to $1,200,000 or less, Borrower may pay common stock dividends so long as such dividends would not cause Borrower's capital to be less than its allowable minimum capital as defined in Sections 6.12 and 6.13 of this Agreement.

     6.5 NATURE OF BUSINESS. The Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

     6.6 ACQUISITIONS AND MERGERS. The Borrower will not merge or consolidate, with any Person, (other than subsidiaries), or acquire, other than in the normal course of business, directly or indirectly, all or any substantial portion of the property, assets or stock of, or interest in, any Person, except with the express written consent of the Bank.

     6.7 SALE OF ASSETS. The Borrower will not, directly or indirectly, sell, lease or otherwise dispose of any of its assets except as permitted under Section 6.3 of this Agreement.

     6.8 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Note to be used for any purposes other than those permitted by Section 4.12 hereof.

     6.9 PURCHASE OF ASSETS. The Borrower shall not make any expenditure in any fiscal year of the Borrower for capital or fixed assets aggregating $200,000.00 or more, without the prior written consent of Bank. The FSBA Branch expansion and the data processing system are exempt from this paragraph.

     6.10 JUDICIAL ACTIONS. Borrower shall not fail to have discharged within a period of thirty (30) days after the commencement thereof, any attachment, sequestration or similar proceeding against any of its assets.

     6.11 MINIMUM CAPITAL. Borrower shall not have capital of less than $12,500,000 at any time. FSBA shall not have capital less than $11,500,000 at any time. For purposes of this covenant, "Capital" shall mean assets less liabilities calculated in accordance with standard regulatory accounting practices.

     6.12 MINIMUM CAPITAL TO ASSETS RATIO. Borrower, on a consolidated basis, shall not allow the ratio of (i) its capital, to (ii) its total assets to be less than 6.5%. FSBA shall not allow the ratio of (i) its capital, to (ii) its total assets to be less than 6.5%. These ratio requirements will be increased to 7.0% subsequent to March 31, 1999. For purposes of this covenant, "Capital" shall mean assets less liabilities calculated in accordance with standard regulatory accounting practices..

     6.13  MAXIMUM CLASSIFIED ASSETS.   FSBA shall not have
Classified Assets in excess of 70% of its capital. For purposes of this covenant, "Capital" shall mean total assets less total liabilities.

     6.14 MINIMUM INCOME. FSBA shall not show net after-tax income of less than $70,000 quarterly beginning June 30, 1997.

     6.15 NON-PERFORMING LOANS RATIO. FSBA shall not show non-performing loans to total loans greater than 1.50%. Non-performing loans shall be defined as loans past due over 90 days and still accruing plus non-accrual loans plus restructured loans.

     6.16 NON-PERFORMING ASSETS RATIO. FSBA shall not show non-performing assets to total loans plus other real estate owned greater than 2.00%. Non-performing assets shall be defined as non-performing loans plus other real estate owned.


                            ARTICLE 7

                        EVENTS OF DEFAULT

     7.1 EVENTS. Any of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) Payments - default is made in the payment when due of any installment of principal or interest on the Note or any fee provided for herein or other Indebtedness; or

          (b) Representations and Warranties - any representation or warranty by the Borrower herein or in any Security Instrument, or in any certificate, request or other document furnished pursuant to our under this Agreement proves to have been incorrect in any material respect as of the date when made or deemed made; or

          (c) Covenants - default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in Articles 5 and 6 and, in the case of default under Article 5 such default continues for thirty (30) days after the first knowledge thereof by an officer of the Borrower; or

          (d) Other Security Instrument and Covenant Obligations - default is made in the due observance or performance by the Borrower of any of the other covenants or agreements contained in any Security Instrument or other document (including but not limited to that certain agreement regarding escrow account of even date herewith between Borrower and Bank); or

          (e) Involuntary Bankruptcy or Other Proceedings - an involuntary case or other proceeding shall be commenced against the Borrower which seeks liquidation, reorganization or other relief with respect to it or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against the Borrower shall be entered in any such case under the Federal Bankruptcy Code; or

          (f) Voluntary Petitions, etc. - the Borrower shall commence voluntary case of other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or thereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its debt generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

          (g) Discontinuance of Business - the Borrower discontinues its usual business; or

          (h) Undischarged Judgments - Borrower shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith;

          (i) Default on Other Agreements - the Borrower shall suffer any acceleration, notice of default, filing of suit or notice or breach by any creditor, lessee or party to any agreement to which Borrower is a party when the amount in controversy exceeds $100,000.00 and the failure of Borrower to have such acceleration, notice of default, filing of suit or notice of breach contested, rescinded, withdrawn, cancelled or released, as the case may be, within 15 days thereafter;

          (j) Material Adverse Effect - any event occurs which has a Material Adverse Effect or which, but for the passage of time, would have a Material Adverse Effect;

          (k)  FSBA Shares and Independent Financial, Corp. Shares
     - issues of any additional shares of any class of stock which is not immediately pledged as collateral for the note;

          (l) Dividends - FSBA shall declare any dividend on its outstanding stock, other than dividends which Borrower pays to
    Bank on the Loan, which would cause the bank's capital to be less than its allowable minimum capital as defined in paragraphs 6.11 and 6.12; No Default described in subparagraphs (b), (c), or (d) above shall be deemed an Event or Default until 30 days shall have lapsed after notice to Borrower by Bank of such Default.

     7.2 REMEDIES. Upon the occurrence of any Event of Default described in section 7.1(e) or (f) hereof, the Commitments and any other lending obligations of the Bank hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon shall at Bank's option become immediately due and payable, all without written notice and without presentment, demand, notice of nonpayment, protest, notice of protest or dishonor, notice of intention to accelerate or of acceleration, bringing of suit, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence and at any time during the continuance of any other Event of Default specified in section 7.1 hereof, the Bank may by written notice to the Borrower, declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, notice of nonpayment, protest, notice of protest or dishonor, notice of intention to accelerate or of acceleration, bringing of suit, or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

     7.3 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     7.4 COLLATERAL. Borrower shall not be entitled to a release of any of the Collateral, notwithstanding that same may have been sold or a reduction of principal may have been made on any of the

Notes, and Bank shall thereafter be entitled to retain all proceeds of any kind from the sale of assets of Borrower. Further, upon the occurrence of any Event of Default, Bank may, in its discretion, but shall not be required to, exercise such rights as are provided it in any of the Security Instruments or at law or in equity. Nothing contained in this Article shall be construed to limit or amend in any way the Events of Default enumerated in any Security Instrument or any other document executed in connection with the transactions contemplated herein.

     7.5 BANK NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or the Security Instruments shall, or shall be deemed to, give Bank the right to exercise control over the affairs or management of Borrower or any Guarantor, the rights of Bank being limited to the right to exercise the remedies provided in this Article.

     7.6 DIMINUTION IN VALUE OF COLLATERAL. Bank shall have no liability or responsibility whatsoever for any diminution in or loss of value of any Collateral, except for that caused by Bank's willful misconduct or negligence.

     7.7 DELEGATION OF DUTIES AND RIGHTS. Bank may perform any of its duties or exercise any of its rights under this Agreement or the Security Instruments by or through its officers, directors, employees, attorney, agents or other representatives.


                             ARTICLE 8

                      CONDITIONS OF LENDING

     The obligations of the Bank to make the loan pursuant to this Agreement are subject to the conditions precedent stated in this
Article 8.

     8.1 LOAN. The obligation of the Bank to make the initial loan under this Agreement is subject to the following conditions precedent wherein each document to be delivered to the Bank shall be in form and substance satisfactory to it:

          (a) Note - the Borrower shall have duly and validly issued, executed and delivered the Note to the Bank.

          (b)  Secretary's Certificates -

               (i) the Bank shall have received certificates of the Secretary or Assistant Secretary of the Borrower setting forth (A) resolutions of its board of directors in form and substance satisfactory to the Bank with respect to the authorization of the Notes, this

          Agreement and any Security Instruments provided herein to which each is a party and the officers of the Borrower are authorized to sign such instruments and (B) specimen signatures of the officers of the Borrower authorized to sign such instruments; and

               (ii)  the Bank shall have received a copy,
          certified as true by the Secretary or Assistant Secretary of the Borrower of the articles or certificate of incorporation and the bylaws of the Borrower.

          (c) Security Instruments - the Bank shall have received the security agreements creating, granting, renewing and extending the first and prior Bank liens pursuant to Section
     3, each duly and validly executed and delivered by the Borrower.

          (d) No Default - the fact that immediately after such loan, no Default shall have occurred and be continuing.

          (e) Representations and Warranties - the fact that the representations and warranties of the Borrower contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) are true and correct in all respects on and as of the date of such loan.

          (f) No Material Adverse Change - there shall have occurred, in the sole opinion of the Bank, no change in the condition, financial or otherwise, of the Borrower or with respect to the Borrower's properties from the facts represented in any Security Instrument, including this Agreement, which would have a Material Adverse Effect.

          (g) Other - the Bank shall have received such other documents as it may reasonably have requested at any time at or prior to the closing of the loan.


                             ARTICLE 9

                          MISCELLANEOUS

     9.1 NOTICES. Any notice required or permitted to be given under or in connection with this Agreement, the other Security Instruments (except as may otherwise be expressly required therein) or the Notes shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered:

          (a) if to the Borrower, to its address as shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Bank in writing; or

          (b) if to the Bank, to its mailing address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Bank in writing; or

Any communication so addressed and mailed shall be deemed to be given when so mailed; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and an any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Bank, as the case may be.

     9.2 AMENDMENTS AND WAIVER. Any provision of this Agreement, the other Security Instruments or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

     9.3 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Security Instrument.

    9.4 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower herein or in the other Security
Instruments, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Security Instruments, shall survive such date or dates.

     9.5 SUCCESSORS AND ASSIGNS. All covenants and agreements by or on behalf of the Borrower in the Notes, this agreement and any other Security Instrument shall bind its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. The Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of the Bank. In the event that the Bank sells participations to other lenders in the Notes or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement, each of such other lenders shall have the same rights in and to the Collateral as may be available to the Bank.

     9.6 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of any other Security Instruments relating to the Notes or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Notes or of any part of such other Indebtedness.

     9.7 WAIVERS. No course of dealing on the part of the Bank, its officers, employees, consultants or agents, acceptance of partial payments, nor any failure or delay by the Bank with respect to exercising any right, power or privilege of the Bank under the Notes, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in
Section 9.2.

     9.8 CUMULATIVE RIGHTS. Rights and remedies of the Bank under the Notes, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     9.9 TIME. Time is of the essence of this Agreement, the Notes and the Security Instruments.

     9.10 SINGULAR AND PLURAL. Words used herein the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     9.11 CONSTRUCTION. This Agreement is, and the Notes will be, a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Texas, as such laws are now in effect and, with respect to usury laws, if any, applicable to the Bank and to the extent allowed thereby, as such laws may hereafter be in effect which allow a higher maximum nonusurious interest rate than such laws now allow.

     9.12 INTEREST. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Bank. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas) then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Bank that is contacted for, taken, reserved, charged or received under the Notes, this Agreement or under any of the other aforesaid Security

Instruments or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Bank on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Bank to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the Bank resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Bank to the Borrower).

     9.13 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

     9.14 TAXES, ETC. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Security Instruments shall be paid by the Borrower, together with interest and penalties, if any.

    9.15 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, if entering into a partnership, merger or other business relationship, or any other circumstance (not caused by the Bank) or act of the Borrower occurring after the date of this Agreement would cause any amount to be loaned under this Agreement by the Bank to be in violation of any limitation or prohibition provided by an applicable statute or other regulation, then the Bank shall not be obligated to extend credit to the Borrower in an amount in violation of any such limitation or prohibition.

     9.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     9.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.18 ENTIRETY.  THIS AGREEMENT, THE TERM NOTES AND THE
SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:                           BANK:

Independent Bankshares, Inc.       Boatmen's First National Bank
                                   of Amarillo


By /s/ Bryan Stephenson            By /s/ Louis E. Cardwell
  ----------------------------       ----------------------------
  Bryan Stephenson                   Louis E. Cardwell
  President                          Assistant Vice President

                            EXHIBIT A


BORROWER'S NAME AND ADDRESS:
"I" includes each borrower above, joint and severally.
INDEPENDENT BANKSHARES, INC.
P O BOX 3296
ABILENE, TX  79604

LENDER'S NAME AND ADDRESS:
"You" means the lender, its successors and assigns.
BOATMEN'S FIRST NATIONAL BANK OF AMARILLO
8TH & TAYLOR - PO BOX 1331
AMARILLO, TX  79180

ACCOUNT #:  406386 LEC
Loan Number:  50405 GAO
Date:  January 23, 1997
Maturity Date April 23, 1997
Loan Amount $1,200,000.00
Renewal of ______________

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE MILLION TWO HUNDRED
THOUSAND AND NO/100 Dollars ($1,200,000)

[ ] SINGLE ADVANCE: I will receive all of the principal sum on __________. No additional advances are contemplated under this note.

[XX] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On
JANUARY 23, 1997 I will receive the amount of $_______________ and future principal advances are contemplated.

     CONDITIONS:  The conditions for future advances are
___________________.

[  ] OPEN END CREDIT:    You and I agree that I may borrow up to
the maximum amount of principal more than one time.  This feature is subject to all other conditions and expires on
__________________.

[XX] CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from JANUARY 23, 1997 at the rate of 8.750% per year until FIRST CHANGE DATE.

[XX] VARIABLE RATE:  This rate may then change as stated below.

     [XX] INDEX RATE: The future rate will be 0.500% OVER the following index rate: BOATMEN'S FIRST NATIONAL BANK OF AMARILLO'S BASE RATE AS ANNOUNCED PUBLICLY FROM TIME TO TIME BY BOATMEN'S
FIRST NATIONAL BANK OF AMARILLO

     [XX] CEILING RATE: The interest rate ceiling for this note is the STD QUARTERLY ceiling rate announced by the Credit Commissioner from time to time.

     [XX] FREQUENCY AND TIMING: The rate on this note may change as often as DAILY.

          A change in the interest rate will take effect ON THE
SAME DAY.

     [  ] LIMITATIONS:  During the term of this loan, the
applicable annual interest rate will not be more than _____% or less than _____%.  The rate may not change more than _____% each
_______________.

     EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments:

     [  ]  The amount of each scheduled payment will change.
     [  ]  The amount of the final payment will change.
     [XX]  THE AMOUNT DUE AT MATURITY WILL CHANGE.
          ----------------------------------------

ACCRUAL METHOD:  Interest will be calculated on a ACTUAL/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

     [ ] on the same fixed or variable rate basis in effect before maturity (as indicated above).

     [XX]  at a rate equal to HIGHEST RATE PERMITTED BY LAW,

[ ] LATE CHARGE: If a payment is made more than _____ days after it is due, I agree to pay a late charge of _______________________.

[ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which __ are __ are not included in the principal amount above:
______________________________________________.

PAYMENTS:  I agree to pay this note as follows:

[XX] INTEREST: I agree to pay accrued interest ON DEMAND, BUT IF NO DEMAND IS MADE AT MATURITY.

[XX] PRINCIPAL: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS MADE THEN ON APRIL 23, 1997.

[  ]  INSTALLMENTS:  I agree to pay this note in _____ payments.
The first payment will be in the amount of $____________ and will be due _________.  A payment of $___________ will be due
____________ thereafter.  The final payment of the entire unpaid balance of principal and interest will be due
______________________.

ADDITIONAL TERMS:

"I AGREE THAT IF THE "INDEX RATE" CEASES TO EXIST, YOU MAY
SUBSTITUTE A NEW "INDEX RATE" THAT IS REASONABLY SIMILAR TO THE
PRIOR "INDEX RATE."

[XX] SECURITY: This note is separately secured by (describe separate document by type and date): STOCK MORE FULLY DESCRIBED IN SECURITY AGREEMENTS DATED 01-23-97. (This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note).

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.

PURPOSE:  The purpose of this loan is BUSINESS; PURCHASE STOCK.

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy of today's date.

INDEPENDENT BANKSHARES, INC.

BY:  /S/ Bryan Stephenson
     ---------------------
     Bryan Stephenson, President

Signature of Lender

/S/ LOUIS CARDWELL
------------------------
Louis Cardwell
Assistant Vice President

(Page 1 of 2)

DEFINITIONS: As used on page 1, "XX" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state of Texas will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post
Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
     "Right to receive money from you" means:
(1)  any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
(3)  any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default on this loan and any agreement securing this loan if any one or more of the following occurs:
(1) I fail to perform any obligation which I have undertaken in this note or any agreement securing this note;
(2) you, in good faith, believe that the prospect of payment or the prospect of my performance of any other of my obligations under this note or any agreement securing this note is impaired.
     If any of us are in default on this note or any security agreement, you may exercise your remedies against any or all of us.

REMEDIES: If I am in default on this note you have, but are not limited to the following remedies:
(1) You may demand immediate payment of my debt under this note (principal, accrued unpaid interest and other accrued charges).
(2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
(3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
(4) You may refuse to make advances to me or allow purchases on credit by me.
(5)  You may use any remedy you have under state or federal law.
     By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:
     (1)  demand payment of amounts due (presentment);
     (2)  obtain official certification of f nonpayment (protest);
     (3) give notice that amounts due have not been paid (notice of dishonor);
     (4)  give notice of intent to accelerate; or
     (5)  give notice of acceleration.
     I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or separate guarantee or endorsement). You may sue me alone or anyone else who is obligated on this note, or any number of us together to collect this note. You may do so without any notice that it has not paid (notice of dishonor). You may without notice release any part this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.


NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.




                        BORROWER'S                                                INTEREST
DATE OF      PRINCIPAL  INITIALS        PRINCIPAL  PRINCIPAL  INTEREST  INTEREST  PAID
TRANSACTION  ADVANCE    (NOT REQUIRED)  PAYMENTS   BALANCE    RATE      PAYMENTS  THROUGH:
-----------  ---------  --------------  ---------  ---------  --------  --------  ---------
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /
  /  /       $                          $          $                 %   $          /  /




(Page 2 of 2)

SECURITY AGREEMENT
(Collateral Pledge Agreement)


DATE:  JANUARY 23, 1997

DEBTOR:                            INDEPENDENT BANKSHARES, INC.
BUSINESS OR RESIDENCE ADDRESS:     PO BOX 3296
CITY, STATE & ZIP CODE:            ABILENE, TX 79604

SECURED PARTY:                     BOATMEN'S FIRST NATIONAL BANK
                                   OF AMARILLO
ADDRESS:                           8TH & TAYLOR - PO BOX 1331
CITY, STATE & ZIP CODE:            AMARILLO, TX 79180

1.   SECURITY INTEREST AND COLLATERAL. To secure (check one):

[XX] the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts. Liabilities and obligations being herein collectively referred to as the "Obligations").

[ ] the debt, liability or obligation of the Debtor to secured party evidenced by the following:_______________________________
__________________________________, and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"),

Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):

[ ] All property of any kind now or at any time hereafter owned by Debtor, or in which Debtor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all rights in connection with such property (herein called the "Collateral").

[ ] the property owned by Debtor and held by Secured Party that is described as follows: INDEPENDENT FINANCIAL CORP. CAPITAL STOCK
- 1,000 SHARES together with all rights in connection with such property (herein called the "Collateral").

2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor represents, warrants and covenants that:

     (a) Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.
     (b) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.
     (c) Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.
     (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.
     (e) At any time, upon request by Secured Party, Debtor will deliver to Secured Party all notices, financial statements, reports or other communications received by Debtor as an owner or holder of the Collateral.
     (f) Debtor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2
HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.


Debtor's Name:  INDEPENDENT BANKSHARES, INC.

By:  /S/ BRYAN STEPHENSON
     --------------------
Title: PRESIDENT

By:  _________________________________
Title:________________________________

(Page 1 of 2)

ADDITIONAL PROVISIONS


3. RIGHTS OF SECURED PARTY. Debtor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) in Debtor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option be applied in reduction of the Obligations, in such order of application as Secured
Party may determine, or be remitted to Debtor.

4. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"); (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); (B) voluntarily file, or have filed against it involuntarily, a petition under this United States Bankruptcy Code; or (C) if a corporation, partnership or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; (v) Secured Party shall in good faith believe that the value then reliable by collection or disposition of the Collateral, after deduction of expenses of collection and disposition, is less than the aggregate unpaid balance of all Obligations then outstanding; (vi) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligations is impaired.

5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; (iv) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4 (iv) (B), all Obligations shall be immediately due and payable without demand or notice thereof.

6. MISCELLANEOUS. Any disposition of the Collateral in the manner provided in Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Debtor will reimburse Secured Party for all expenses (including reasonable attorney's fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. This Agreement shall be governed by laws of the state in which it is executed and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly, all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by a Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.


(Page 2 of 2)

Third Party Pledge Agreement

DATE:  JANUARY 23, 1997


PLEDGOR:                      INDEPENDENT FINANCIAL CORP.
BUSINESS OR RESIDENT ADDRESS: 15 E. NORTH STREET - PO BOX 899
CITY, STATE & ZIP CODE:       DOVER, DE  19901

SECURED PARTY:                BOATMEN'S FIRST NATIONAL BANK OF AMARILLO
ADDRESS:                      8TH & TAYLOR - PO BOX 1331
CITY, STATE ZIP CODE:         AMARILLO, TX 79180

1.   SECURITY INTEREST AND COLLATERAL. To secure (check one):
[XX] the payment and performance of each and every debt, liability and obligation of every type and description which INDEPENDENT BANKSHARES, INC. ("Debtor") may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations."),

[ ] the debt, liability or obligation of ("Debtor") to Secured Party evidenced by or arising under the following:_______________ ______________________, and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"), Pledgor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):

[ ] all property of any kind now or at any time hereafter owned by Pledgor, or in which Pledgor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all proceeds of and other rights in connection with such property (herein called the "Collateral")

[XX] the property owned by Pledgor and held by Secured Party that is described as follows: FIRST STATE BANK, N.A., CAPITAL STOCK -
250,000 SHARES, together with all rights in connection with that property (herein called the "Collateral").

2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor represents, warrants and covenants that:

     (a) Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.
     (b) Pledgor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.
     (c) Pledgor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.
     (d) Pledgor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.
     (e) At any time, upon request by Secured Party, Pledgor will deliver to Party all notices, financial statements, reports or other communications received by Pledgor as an owner or holder of the Collateral;
     (f) Pledgor will upon receipt deliver to Secured Party in Pledge as :additional collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

3. RIGHTS OF SECURED PARTY. Pledgor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) Pledgor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.

THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2
HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.

PLEDGOR'S NAME:  INDEPENDENT FINANCIAL CORP.

BY:  /S/ MICHAEL D. JARRETT
     ----------------------
TITLE:  VICE PRESIDENT

BY:__________________________
TITLE:_______________________

(Page 1 of 2)

ADDITIONAL PROVISIONS


4. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; (ii) Pledgor shall fail to observe or perform any covenant or agreement herein binding on Pledgor; (iii) any representation or warranty by Pledgor set forth in this Agreement or made to Secured Party in any financial statement or report submitted to Secured Party by or on behalf of debtor shall prove materially false or misleading; (iv) Debtor shall voluntarily file or have involuntarily filed against it a petition under the United States Bankruptcy Code.

5. REMEDIES UPON EVENT OF DEFAULT. upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer or sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Pledgor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; (iv) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Pledgor or against any other person or property. Upon the occurrence of the Event of Default described in Section 4 (iv); all Obligations shall be immediately due and payable without demand or notice thereof.

6. WAIVERS BY PLEDGOR. Pledgor waives notice of Secured Party's acceptance hereof and notice of the creation existence and payment or nonpayment of the Obligations. None of the following acts or things (which Secured Party is authorized to do or not to do with or without notice to Pledgor) shall in any way affect or impair the Security Interest or Pledgor's liabilities and obligations hereunder; (a) any extension or renewal (whether or not for longer than the original period) of any or all of the Obligations; (b) any change in the terms of payment or other terms of any or all of the Obligations or any Collateral therefor, or any substitution or exchange of any evidence of any or all of the Obligations or collateral therefor or any release of any collateral for any or all of the Obligations; (c) any waiver or forbearance granted to Debtor or any other person liable with respect to any or all of the Obligations or any release of, compromise with, or failure to assert rights against Debtor or any such other person; (d) the procurement or failure to procure any other collateral for or guarantors or sureties of any or all of the Obligations; (e) the transfer to any person, at any time, of any interest in any of the Obligations or any collateral therefor; (f) any arrangement, composition, extension, moratoria or other relief granted to Debtor pursuant to any statute now in force or hereafter enacted; (g) any interruption in business relations between Secured Party and Debtor; (h) the failure or neglect to protect or preserve any Obligation or any collateral therefor, or to exercise any right which may be available to Secured Party by law or agreement prior to or after an Event of Default or a default under any other agreement or any delay in doing any of the foregoing; (i) the failure or neglect to ascertain or assure that the proceeds of any loan to Debtor are used in any particular manner; and (k) the application or failure to apply in any particular manner any payments or credits upon the Obligations.

7. OTHER COLLATERAL. Whether or not Pledgor requests or demands that Secured Party do so, Secured Party shall not be required before exercising and enforcing its rights under this Agreement first to resort for payment of the Obligations to Debtor or to any guarantor or surety or other person obligated with respect to any Obligation, or to their properties or estates or to any security interest or other collateral securing payment of any or all Obligations, or to any other interest, properties, liens, rights or remedies whatsoever. Pledgor agrees to defer exercising, hereby waives, any and all rights which Pledgor might otherwise have to obtain reimbursement or payment from Debtor or other persons obligated with respect to any or all of the Obligations or out of the property of Debtor or of such other per person (whether such rights to obtain reimbursement or payment are rights of recourse, rights of subrogation, rights of contribution or otherwise until all the Obligations shall have been fully paid to Secured Party.

8. MISCELLANEOUS. Any disposition of the Collateral in Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated, discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Pledgor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Pledgor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in a particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Pledgor will reimburse Secured Party for all expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency, proceedings, This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to Secured Party. Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the state in which it is executed and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Pledgor, the term "Pledgor" shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Pledgors or is owned in whole or in part by one (or more) of them.

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